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                                                                   Exhibit 10.3

                         TECHNICAL EXCHANGE AGREEMENT

                  THIS AGREEMENT, made as of the    day of       , 1997 by and
between SPECIAL METALS CORPORATION, a Delaware corporation, having its principal office in New Hartford, New York, United States of America (hereinafter referred to as "SMC"), and Societe Industrielle de Materiaux Avances, a societe anonyme organized under the law of the Republic of France, having its principal office in Neuilly Sur Seine, France (hereinafter referred to as "SIMA").

                             W I T N E S S E T H :

                  WHEREAS, SIMA and SMC possess technical information and knowledge relating to: (a) vacuum melting induction furnaces, vacuum arc remelting furnaces, electroslag remelting furnaces, argon-oxygen decarburization furnaces, electron beam melting fur-naces, plasma melting furnaces and other metallurgical furnaces, and the operation thereof; (b) rolling, forging, pressing, ex-trusion, casting, and other metal working techniques; and (c) the manufacture of high temperature alloys, tool steels, high strength steels, super stainless steels and other metals and materials; and

                  WHEREAS, SIMA and SMC desire to obtain technical assistance from each other pertaining to the manufacture of high temperature alloys, and other alloys and materials, so as to further develop and diversify their respective businesses and SIMA

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and SMC are willing to furnish such technical assistance to each other, all upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                  l.       For purposes of this Agreement,

                           (a) The term "High Temperature Alloys" shall mean
                  cobalt and/or nickel-base alloys strengthened by carbide, nitride or intermetallic phases and/or by a precipitation hardening mechanism.

                           (b) The term "Other Alloys and Materials" shall
                  in-clude tool steels, high strength steels, super stainless steels and composite materials.

                           (c) The term "Technical Information" shall include:
                  (i) vacuum induction furnace melting procedures and equipment therefore including design of coils and re-fractory components and special techniques such as argon bubbling and desulfurization; (ii) electric arc melting procedures and equipment therefore; (iii) argon-oxygen decarburization melting procedures and equipment there-fore; (iv) "clean" metal programs including raw material control, bottom pouring and mold preparation; (v) elec-tron beam melting procedures and equipment therefore; (vi) plasma melting procedures and equipment therefore; (vii) vacuum arc remelting procedures and equipment therefore; (viii) electroslag remelting procedures and equipment therefore; (ix) information on the design and

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                  use of new equipment; (x) information pertaining to metal
                  working techniques including rotary forging; (xi) infor-mation as to the development of new alloys, materials and markets, including powder metallurgical grades; (xii) information pertaining to product improvement; and (xiii) information pertaining to quality assurance.

                  2. During the term of this Agreement, the parties shall, to the best of their ability, furnish all Technical Information pertaining to the manufacture of High Temperature Alloys, and Other Alloys and Materials, as may be needed and requested by the other party to further develop and diversify their respective businesses, providing the assisting party is free of contractual commitments preventing such disclosure to the other party.

                  3. Each party shall furnish Technical Information to the other party in the following manner:

                     (a) Each party shall periodically provide technical
                  and manufacturing people in its employ at the facilities of the other party to consult with and advise the other party.

                     (b) Each party shall regularly make technical and
                  manufacturing people in its employ available for consultation with the other party by telephone and/or written communication.

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                     (c) Each party shall permit employees of the other party to visit its manufacturing facilities for the purpose of consulting with technical and manufacturing people of the other party.

                  4. All Technical Information of one party furnished to the other party shall be exclusive and solely for the benefit of the other party and the other party shall keep such knowledge and information confidential. The employees of a party acquiring any such information shall be instructed to retain the same as confidential and not to make disclosure thereof to any person or persons, except to other employees of the acquiring party and then only to the extent necessary to make use thereof in the acquiring party's operations; provided, however, that the foregoing shall not apply to information which was in the possession of the acquiring party at the time of receipt from the assisting party, information which is or becomes available to the public from a source other than the acquiring party and information the acquiring party receives from a third party having the right to make such disclosure and without any obligation of confidentiality on the part of the acquiring party to such third party.

                  5. It is understood that neither party assumes any obligation or responsibility for or with respect to the sufficiency of any information furnished to or acquired by the other party to accomplish the desired results, or the ability of the other party to use the same, or the quality or quantity of products produced using the same. Neither party shall have an obligation or responsibility with respect to the processes and

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apparatus used by the other party or the products made thereby or for the claims of third parties with respect to such processes and apparatus or products.

                  6. Neither party shall receive any compensation from the other party.

                  7. If and to the extent that the security and export control laws of France or the United States and regulations thereunder, including the regulations on Exportation of Technical Data promulgated by the United States Department of Commerce, may be applicable to the furnishing of assistance or the disclosure of information hereunder by either party, their respective obligations hereunder shall be subject thereto.

                  8. This Agreement shall remain in effect until terminated by either party upon thirty (30) days' advance written notice to the other party. The obligations of confidentiality set forth in Section 4 shall survive any such termination. Termination shall not affect either party's right to continue to use Technical Information obtained from the other party.

                  9. All notices and other communications required to be given under this Agreement shall be in writing and shall be given or made by facsimile transmission, personal delivery, or registered or certified mail postage prepaid, and addressed to the intended recipient at the address below or such other address as shall be designated by either party in a notice to the other party. Each notice delivered in accordance with this Section shall be deemed effective (a) if personally delivered on the date of such delivery,

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(b) if given by facsimile transmission, on the date transmitted provided that an appropriate confirmation is received by the sender, and (c) if given by registered or certified mail, seven days after mailing.

                  To SMC:           Special Metals Corporation
                                    4317 Middle Settlement Road
                                    New Hartford, New York  13413-5392
                                    United States of America
                                    Attention: Corporate Secretary
                                    Telecopy:  (315)798-2001

                  To SIMA: Societe Industrielle de Materiaux Avances 41 Rue De Villiers
                                    Neuilly Sur Seine
                                    France
                                    Attention: Edouard Duval
                                    Telecopy:     011-33-1 40882009


                  10. This Agreement supersedes any and all other Agreements, either oral or written, between the parties hereto with respect to either party providing technical assistance to the other party and contains all of the covenants and agreements between the parties with respect to such. Any modification of this Agreement shall be effective only if it be in writing, signed by the party sought to be charged.

                  11. This Agreement may not be assigned without the express written consent of the other party.

                  12. This Agreement shall be governed by the laws of the State of New York, United States of America.

                  13. This Agreement may be separately executed in counterparts.

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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed by its proper representatives as of the day and year first above written.

                                     SOCIETE INDUSTRIELLE DE MATERIAUX
                                     AVANCES

Attest                               By________________________


_________________________ Title _____________________





                                     SPECIAL METALS CORPORATION



Attest                               By _________________________


_________________________ Title _______________________


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